Exhibit 10.29

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

July 12, 2004                                                         $________

                              TERABEAM CORPORATION

                           CONVERTIBLE PROMISSORY NOTE

      Terabeam Corporation, a Washington corporation (the "Company"), for value received, promises to pay to ___________ (the "Holder") the principal sum of $_________, subject to adjustment from time to time in accordance with Section 2 of this Note and Article VII of the Merger Agreement (the "Principal Amount"). Capitalized terms not defined herein shall have the meanings given such terms in that certain Agreement and Plan of Merger and Reorganization among the Company, Harmonix Corporation and the stockholders of Harmonix Corporation (the "Merger Agreement").

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, agrees:

1.    Principal and Interest; Payment; Prepayment

      (a) Principal and Interest. Interest shall accrue on the unpaid Principal Amount at a rate of 6.75% per annum, simple interest ("Interest"), measured from the date set forth above. Interest only shall be due and payable on the fifth day of the first month of each quarter during the term of this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The outstanding Principal Amount and any accrued and unpaid Interest shall become due and payable on July 12, 2005 (the "Maturity Date"). Notwithstanding the foregoing, the entire unpaid Principal Amount, together with all accrued and unpaid Interest thereon, shall become immediately due and payable in the event of any Event of Default (as defined below).

      (b) Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the

CONVERTIBLE PROMISSORY NOTE                                TERABEAM CORPORATION.

Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

      (c) Prepayment. The Company may at any time prepay in whole or in part the Principal Amount and any accrued and unpaid Interest thereon.

2.    Purchase Note Subject to Merger Agreement; Offset

      This Note is a "Purchase Note" under the Merger Agreement and is expressly subject to Article VII thereof. As contemplated in the Merger Agreement, the Principal Amount and Interest is subject to adjustment. For informational purposes only, the Company may amend Schedule A hereto from time to time to reflect the Principal Amount after any such adjustment.

3.    Conversion

      At any time after the date hereof, and subject to Article VII of the Merger Agreement, Holder shall have the right, at its sole discretion, to notify the Company in writing of its desire to convert the outstanding Principal Amount and any accrued and unpaid Interest into fully paid and nonassessable shares of common stock of YDI Wireless, Inc. ("YDI"), the Company's corporate parent ("Common Stock") at a conversion price of $27.27 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events), effective as of the date of such notice. The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (x) the then-outstanding Principal Amount (subject to any reserved amounts permitted pursuant to Article VII of the Merger Agreement) and any accrued and unpaid Interest by (y) $27.27 (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events).

4.    Issuance of the Stock Upon Conversion; Fractional Shares

      As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon such conversion, which certificates shall include legends restricting transfer under the federal and state securities laws. No fractional shares will be issued upon conversion of this Note. If, upon conversion of this Note, a fraction of a share results, the Company will pay the cash value of that fractional share, calculated based on the per share value determined pursuant to Section 3 hereof.

5.    Holder's Representations

      The Holder represents and warrants that:


CONVERTIBLE PROMISSORY NOTE                                 TERABEAM CORPORATION

            (a) it is familiar with each of YDI and the Company, the nature of its business and its financial prospects, and the Holder has the capacity to protect its own interests, and

            (b) it is acquiring the Note and the securities that may be purchased upon conversion for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution. It understands that the Note and the securities that may be purchased upon conversion have not been, and will not be, registered under the Securities Act of 1933, as amended, by reason of a specific exemption from the registration provisions of such Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations.

6.    Company Representations and Warranties

      The Company represents and warrants that:

            (a) It is a corporation duly organized and validly existing under the laws of the State of Washington. The Company has all requisite corporate power and authority to carry on its business as presently conducted, and to carry out the transactions contemplated in this Note. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company's financial condition, business, operations or property.

            (b) The execution, delivery and performance by the Company of this Note has been duly authorized by all requisite action of the Company and its directors and shareholders. This Note has been duly executed and delivered by the Company, and this Note constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Note, except for filings pursuant to the federal securities laws and to applicable state Blue Sky laws.

7.    Transfer of Note; Restrictions on Transfer

      This Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable


CONVERTIBLE PROMISSORY NOTE                                 TERABEAM CORPORATION
only to the registered holder of the Note. The Holder agrees to provide a Form W-9 to the Company upon request.

8.    Events of Default

      If any of the events specified in this Section 8 shall occur (an "Event of Default"), the Holder may, so long as such condition exists, declare the outstanding Principal Amount and accrued but unpaid Interest immediately due and payable, by notice in writing to the Company:

            (a) The  institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, the filing by the Company of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, the appointment of a receiver, liquidator or trustee for the purpose of taking possession of all or substantially all of the Company's assets, an assignment by the Company for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

            (b) If, within 90 days after the commencement of an action against the Company (and service of process on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 90 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment shall not have been vacated; or

            (c) Failure to pay the Principal Amount and Interest when due, if such failure is not cured within ten (10) days after the Holder's delivery of a notice of such failure.

9.    Miscellaneous

      9.1   Remedies

      The  Company  and  all   endorsers  of  this  Note  hereby  waive  notice,
presentment, protest and notice of dishonor.

      9.2   Attorneys' Fees

      The Company and all endorsers of this Note agree to pay the Holder's reasonable expenses and costs in collecting and enforcing this Note, including reasonable attorneys' fees.


CONVERTIBLE PROMISSORY NOTE                                 TERABEAM CORPORATION
                                      -4-
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      9.3   Holder as Owner

      The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

      9.4   No Shareholder Rights

      This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of YDI or the Company or to any other rights except the rights stated herein; and no dividend shall be payable or shall accrue in respect of this Note or the securities into which this Note is convertible, until this Note is converted.

      9.5   Shareholders, Officers and Directors Not Liable

      In no event shall any shareholder, officer or director of YDI or the Company be liable for any amounts due or payable pursuant to this Note.

      9.6   Notices

      Unless otherwise provided, any notice under this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth below, or at such other address as such party may designate by ten days' advance written notice to the other party given in the foregoing manner.

      If to the Holder:

                    To the address or number last furnished in writing to the Company by the Holder

      If to the Company:

                    Terabeam Corporation
                    20 Industrial Drive East
                    South Deerfield, MA  01373
                    Fax: (413) 665-0089
                    Attn: General Counsel

      9.7   Amendments and Waivers

      Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder; provided, however, that the Company may amend Schedule A hereto without the Holder's consent to reflect any


CONVERTIBLE PROMISSORY NOTE                                 TERABEAM CORPORATION
adjustments to the Principal Amount as provided in Section 2 above. Any amendment or waiver shall be binding on each future Holder and the Company.

      9.8   Governing Law; Jurisdiction; Venue

      This Note shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Note.

      9.9   Successors and Assigns

      The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

      9.10  Severability

      If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                           TERABEAM CORPORATION


                                           By:  ________________________________
                                           Name:________________________________
                                           Its: ________________________________


AGREED AND ACCEPTED:


__________________ ("HOLDER")


By:  ________________________________
Name:________________________________
Its: ________________________________


CONVERTIBLE PROMISSORY NOTE                                 TERABEAM CORPORATION

                                   SCHEDULE A

                   Schedule of Adjustments to Principal Amount


CONVERTIBLE PROMISSORY NOTE                                TERABEAM CORPORATION.